EXHIBIT 10.5


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

                  This Amendment No. 2 dated as of April 14, 1999 (the "Amendment"), to the Rights Agreement dated as of April 25, 1996, as amended by Amendment No. 1 dated as of March 26, 1998 (referred to herein, as amended by Amendment No. 1, as the "Rights Agreement"), between Gardenburger, Inc. (f/k/a Wholesome & Hearty Foods, Inc.), an Oregon corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"),

                                   WITNESSETH:

                  WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement; and

                  WHEREAS, the Board of Directors of the Company, in accordance with Section 26 of the Rights Agreement, has determined it desirable and in the best interests of the Company and its shareholders to supplement and amend certain provisions of the Rights Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Rights Agreement is amended to read in its entirety as follows:

                  "1.1 "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include: (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan; or (iv) any Exempt Person, unless such Exempt Person becomes the Beneficial Owner of more than the Exempt Percentage of the Common Shares of the Company then outstanding. "Exempt Person" shall mean
(x) Paul F. Wenner, together with all of his Affiliates and Associates, including, without limitation, the Paul F. Wenner Charitable Foundation Trust (collectively, "Wenner"); and (y) Dresdner Kleinwort Benson Private Equity Partners LP, together with all of its Affiliates and Associates, or any one or more of the Affiliates and Associates of Dresdner Kleinwort Benson Private Equity Partners LP (collectively, "Dresdner"). "Exempt Percentage" shall mean, with respect to Wenner, up to 25% of the Common Shares of the Company then outstanding and, with respect to Dresdner, up to 22% of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (a) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (25% as to Wenner and 22% as to Dresdner) or more of the Common Shares of the Company then outstanding, PROVIDED that if a Person shall become the Beneficial Owner of 15% (25% as to Wenner and 22% as to Dresdner) or more of the Common Shares of

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the Company then outstanding solely by reason of share purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person;" (b) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this SECTION 1.1, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this SECTION 1.1, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement (so long as such Person does not become an Acquiring Person after such divestiture); and (c) none of the Purchasers (as defined in that certain Stock Purchase Agreement dated as of March 29, 1999, by and among the Company and the Purchasers, as amended by letter agreement dated April 14, 1999), together with any one or more or all of each Purchaser's Affiliates and Associates (collectively, the "Preferred Investors"), shall become or be deemed to be an "Acquiring Person," either singly or as a group, solely by reason of being or becoming the Beneficial Owner of any number of the Company's shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (together, the "Convertible Preferred Shares"), or any of the Common Shares into which such Convertible Preferred Shares are converted or may become convertible.

                  Section 2. AMENDMENT TO SECTION 1.11. Section 1.11 of the Rights Agreement is amended to read in its entirety as follows:

                  "1.11 A "TRIGGER EVENT" shall be deemed to have occurred upon any Person becoming an Acquiring Person. Notwithstanding the foregoing, a Trigger Event shall not be deemed to have occurred if the event causing the ownership thresholds set forth in Section 1.1 to be crossed is (x) an acquisition of Common Shares made pursuant to a cash tender offer made pursuant to the rules and regulations under the Exchange Act and filed with the Securities and Exchange Commission on Schedule 14D-1 (or any successor form) for all outstanding Common Shares not beneficially owned by the Person making such offer (or by its Affiliates or Associates) so long as the Board of Directors of the Company determines, after receiving advice from one or more investment banking firms, that such offer is (i) at a price and on terms which are fair to stockholders (taking into account all factors which such members of the Board deem relevant, including without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of the Company and its stockholders, or (y) an acquisition by a Person of Convertible Preferred Shares and/or the Common Shares into which such Convertible Preferred Shares are convertible from a Preferred Investor if the Board of Directors of the Company determines in good faith that such acquisition by such Person is not contrary to the best interests of the Company and its stockholders; PROVIDED, HOWEVER, that there must be Continuing Directors then in office and any such determination shall require the concurrence of a majority of such Continuing Directors. Any Person acquiring Convertible Preferred Shares and/or Common Shares in an acquisition approved by the Board of Directors in accordance with the preceding sentence shall be deemed to be, together with all of such Person's Affiliates and Associates, an Exempt Person within the meaning of Section 1.1, and such Person's Exempt Percentage shall be the percentage of Common Shares that such

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Person, together with all of such Person's Affiliates and Associates, beneficially owns upon completion of the approved acquisition."

                  Section 3. ADDITION OF SECTION 3.4. A new Section 3.4 to the Rights Agreement shall be added to read in its entirety as follows:

                  "Section 3.4 CONVERTIBLE PREFERRED SHARES. The Convertible Preferred Shares shall be entitled to the same rights and benefits (determined on the basis of the number of Common Shares into which Convertible Preferred Shares are convertible on the relevant Distribution Date) provided under this Rights Agreement (as amended) or under any replacement or alternative rights arrangements as are provided to the Common Shares. Each obligation of the Company and the Rights Agent to the holders of Common Shares under this Agreement shall apply equally (on such as-converted basis set forth in the prior sentence) for the benefit of the holders of the Convertible Preferred Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Convertible Preferred Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, evidencing one Right (subject to adjustment as provided herein) for each Common Share into which the Convertible Preferred Shares held by such holder are then convertible. Any such Rights so issued with respect to such Convertible Preferred Shares shall be subject to rights, terms and conditions identical to those of the Rights evidenced by Right Certificates issued pursuant to Section 3.1 hereof and such holder of Convertible Preferred Shares shall be treated as a registered or record holder of such Rights."

                  Section 4. ACKNOWLEDGMENT THAT DISTRIBUTION DATE HAS NOT OCCURRED. The parties hereto acknowledge that, up to and through the date of this Amendment, no Person has become an Acquiring Person, no event has occurred or with the passage of time will occur that has resulted or would result in the occurrence of a Distribution Date, a Trigger Event, or an event described in
Section 11.1.2(A) of the Rights Agreement, and no such event has occurred or will occur by reason of the issuance of the Convertible Preferred Shares, or any of the Common Shares into which such Convertible Preferred Shares are convertible, to the Preferred Investors.

                  Section 5. RIGHTS AGREEMENT AS AMENDED. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

                  Section 6. OFFICER'S CERTIFICATE. In accordance with Section 26 of the Rights Agreement, the Company has provided the Rights Agent a certificate executed by an authorized officer of the Company, stating that the Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

                  Section 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                 GARDENBURGER, INC.





                                 By: /s/ Richard C. Dietz
                                    -------------------------------------------
                                 Name:    Richard C. Dietz
                                 Title:   Executive Vice President and
                                          Chief Financial Officer

                                 FIRST CHICAGO TRUST COMPANY OF NEW YORK





                                 By: /s/ Joanne Gorostiola
                                    -------------------------------------------
                                 Name:   Joanne Gorostiola
                                         --------------------------------------
                                 Title:  Assistant Vice President
                                         --------------------------------------